EXHIBIT 23.2




               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 26, 1994 relating to the consolidated financial statements of UOP and its subsidiaries, which appears on page 17 of Union Carbide Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in Union Carbide Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.




Price Waterhouse LLP


Chicago, Illinois
April 24, 1995



























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